                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act Of 1934


Filed by the Registrant    /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               DIRECT FOCUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

                         ------------------------------
                                    [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         -------------------------------

To the Stockholders of Direct Focus, Inc.:

         Our annual meeting of shareholders will be held at the Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington on June 26, 2000, beginning at 10:00 a.m. PDT, for the following purposes:


         1. To elect a board of seven directors, each for a one year term;

         2. To approve an amendment to our Stock Option Plan to increase the number of shares of common stock issuable thereunder by 500,000 shares;

         3. To approve an amendment to our Articles of Incorporation to delete the requirement that certain action by our shareholders must receive two-thirds approval; and

         4. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders who held their shares at the close of business on April 27, 2000, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the annual meeting, at which management will present a review of our operations for the year ended December 31, 1999. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

                                          By Order of the Board of Directors

                                          /s/ Rod W. Rice

                                          ROD W. RICE
                                          CHIEF FINANCIAL OFFICER AND SECRETARY
VANCOUVER, WASHINGTON
MAY 1, 2000

                               DIRECT FOCUS, INC.
                              2200 N.E. 65TH AVENUE
                           VANCOUVER, WASHINGTON 98661

                        ---------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 26, 2000

                        ---------------------------------

         Our board of directors is furnishing this proxy statement and the accompanying Annual Report to Shareholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2000 Annual Meeting of Shareholders or any adjournment thereof. The annual meeting will be held on June 26, 2000, beginning at 10:00 a.m., Pacific Daylight Savings Time at the following location:

                  Heathman Lodge
                  7801 N.E. Greenwood Drive
                  Vancouver, Washington

         We are bearing all expenses associated with this solicitation. Our officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of shareholders in person or by telephone or facsimile transmission.

         Our board of directors has designated the two persons named on the enclosed proxy card, Brian R. Cook and Rod W. Rice, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about May 3, 2000 to our shareholders of record on April 27, 2000.

REVOCABILITY OF PROXIES

         You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

         -    delivering written notice of revocation to our Secretary;

         - delivering an executed proxy bearing a later date to our Secretary; or

         -    attending the annual meeting and voting in person.

RECORD DATE

         Our board of directors has fixed the close of business on April 27, 2000, as the record date for determining which of our shareholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 10,410,701 shares of our common stock were outstanding.

VOTING; QUORUM

         Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

VOTE REQUIRED TO APPROVE THE PROPOSALS

         If a quorum is present at the Annual Meeting:

         - the seven nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors;

         - proposal 2 will be approved if it receives the affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote; and

         - proposal 3 will be approved if it receives the affirmative vote of two-thirds of the votes entitled to be cast on the proposal at the annual meeting.

EFFECT OF ABSTENTIONS

         If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election. Abstentions will have the same effect as a vote against proposals 2 and 3.

EFFECT OF BROKER NON-VOTES

         If a broker holds your shares in street name, you should instruct your broker how to vote. If you do not provide voting instructions, the broker will have discretionary voting authority with respect to proposal 1, but not with respect to proposals 2 or 3. Broker non-votes are deemed present at the annual meeting for purposes of determining whether a quorum is present. However, broker-non-votes are not counted as votes "for" or "against" proposals 1, 2 and 3 and are not counted in determining the number of votes cast on these proposals. In addition, broker non-votes are not entitled to vote on proposals 2 and 3. Accordingly, broker non-votes will have no effect on proposals 1, 2 or 3.

PROXY PROCEDURE

         When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are specified, the shares will be voted FOR the election of the director nominees described below and FOR proposals 2 and 3. If other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         In accordance with our Amended and Restated Bylaws, our board of directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by our board of directors. By resolution adopted on May 7, 1999, our board of directors set the number of directors at seven.

NOMINEES

         At the annual meeting, our shareholders will elect a board of seven directors to serve until the 2001 annual meeting or until their respective successors are elected and qualified. Our board of directors has nominated the individuals listed below to serve on our board. All nominees other than Randal
R. Potter currently serve on our board. As of the date of this proxy statement, each nominee has consented to serve as a director. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our board of directors may provide for a lesser number of directors or designate a substitute. If our board of directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute.
Proxies may not be voted for more than seven nominees.

NAME                                  AGE              HAS BEEN A DIRECTOR SINCE
----------------------                ---              -------------------------
Kirkland C. Aly                       43                         1996
Brian R. Cook                         50                         1986
C. Rowland Hanson                     48                         1999
Paul F. Little                        56                         1999
Randal R. Potter                      32                           -
Roger J. Sharp                        44                         1995
Roland E. Wheeler                     51                         1986

         KIRKLAND C. ALY has served on our board of directors since 1996. Mr. Aly joined Zilkah Capital Partners, LP, a private equity investment company, as a partner in March 2000. Previously, Mr. Aly served as Senior Vice President of Webforia, Inc. from May 1999 to February 2000. Commencing in 1997, Mr. Aly was Executive Vice President of Softbank Content Services, Inc., and subsequently served as Vice President of Worldwide Sales & Marketing at Software Logistix Corporation following its acquisition of Softbank in 1998. From 1996 to 1997, Mr. Aly was a principal in KDI Capital, LLC, and from 1995 to 1997, Mr. Aly was the President and Chief Executive Officer of Atrieva Corporation. Mr. Aly received his B.A. in Communications from Washington State University.

         BRIAN R. COOK has served on our board of directors and as our President and Chief Executive Officer since 1986. Mr. Cook received his B.A. in Business Administration, with a major in accounting, from Western Washington University. He is a Certified Public Accountant.

         C. ROWLAND HANSON has served on our board of directors since October 1999. Mr. Hanson, founder of C.R.H. & Associates, provides consulting services in strategic planning with emphasis on maximizing the perceived value of a company through effective brand development and corporate communications. Prior to consulting, Mr. Hanson served as Vice President of Worldwide Marketing at Neutrogena Corporation and Vice President of Corporate Communications at Microsoft. Currently, Mr. Hanson serves on the board of directors of Webforia, Inc. and on the advisory board of Onvia.com., Internet Capital Group, PTEK Ventures, and IncubASIA. Mr. Hanson holds a B.A. from Loyola University and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

         PAUL F. LITTLE has served on our board of directors since 1999. In 2000, Mr. Little began independent financial consulting in western Canada in addition to being a principal in a Toronto-based merchant banking group, Gornitzki, Thompson & Little ("GTL"), since its inception in 1986. GTL provides development capital for entrepreneurial companies that desire access to the public market. Mr. Little is a Chartered Accountant and holds a M.B.A. from the University of British Columbia.

         RANDAL R. POTTER has been nominated as a new director. Mr. Potter joined Direct Focus in 1991 as a Creative Director and Marketing Manager and was named Vice President of Marketing in December 1995. Mr. Potter, who received his B.S. in Social Science from Washington State University, has been involved in the direct marketing industry since 1986.

         ROGER J. SHARP has served on our board of directors since 1995. Since 1993, he has served as the President of the Sharp Law Firm, a general civil legal practice. He received his J.D. from the University of Washington School of Law in 1981. Mr. Sharp has provided, and from time to time may continue to provide, us with legal services.

         ROLAND E. "SANDY" WHEELER has served on our board of directors since 1986. Mr. Wheeler is currently Chairman of the Board for ID Certify, an internet infrastructure company. Since 1998, he has served as the President and CEO of DynaMed, Inc., a cancer research company. In addition, since 1996, he has served as the President of V-Care Health Systems, Inc., a medical equipment company. From 1994 to 1995, Mr. Wheeler served as our Vice President of Marketing.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1999, our board of directors held six (6) meetings and took action pursuant to five (5) unanimous written consents. No director while in office attended fewer than 75% of the board meetings.

         Our board of directors had two committees in 1999: an Audit Committee and a Year 2000 Committee. Kirkland C. Aly, Roger J. Sharp, and C. Reed Brown served on the Audit Committee. Paul F. Little replaced Mr. Brown on the Audit Committee in 2000. The Audit Committee had authority to: (1) make recommendations to the board of directors regarding the selection of independent auditors; (2) review the results and scope of audits and other services provided by our independent auditors; and (3) review and evaluate our audit and control functions. C. Reed Brown and Roland Wheeler served on the Year 2000 Committee, which was charged with developing, overseeing and reviewing our Year 2000 response and contingency plan. In 1999, the full board of directors considered and took action on matters within the jurisdiction of the Audit Committee and thus the Audit Committee did not meet in 1999. The

Year 2000 Committee met twice in 1999. The Year 2000 Committee was disbanded in 2000.

         Our board of directors did not have a nominating committee or a compensation committee in 1999. Instead, the full board of directors considered and determined nomination and compensation issues. No officer or employee who is a director participated in board deliberations regarding their own compensation.

DIRECTOR COMPENSATION

         We pay all of our non-employee directors $500 per day plus travel expenses for each board meeting they attend in person, and $150 per day for each board meeting they attend telephonically. On June 26, 1999, our board of directors granted to each non-employee director an option to purchase 2,520 shares of our common stock at an exercise price equal to our initial United States public offering price of $20.50 per share. This exercise price was higher than market price of our common stock at close of trading on the NASDAQ National Market System on the date of grant.

         Our board of directors granted Mr. Hanson an option to purchase 26,400 and 1,680 shares of our common stock on October 1 and October 22, 1999, respectively, each at an exercise price equal to the market price of our common stock at the close of trading on NASDAQ on such dates. In addition, on February 18, 2000, our board of directors granted a $20,000 bonus to Messrs. Aly, Sharp and Wheeler, a $5,000 bonus to Mr. Hanson and a $15,000 bonus to Mr. Little. The bonus amount was determined by our directors' length of service as a director in calendar year 1999.

BOARD RECOMMENDATION

         Our board of directors unanimously recommends a vote FOR each of the nominees named in this proxy statement.

                       AMENDMENT TO THE DIRECT FOCUS, INC.
                                STOCK OPTION PLAN
                                  (PROPOSAL 2)

THE PROPOSAL

         Our board of directors has approved an amendment to the Direct Focus, Inc. Stock Option Plan to increase the number of shares of Direct Focus common stock available for issuance by 500,000, from 1,857,961 to 2,357,961. For information regarding the material features of our Stock Option Plan, see "-Summary Description of Our Stock Option Plan" below.

REASONS FOR THE AMENDMENT

         Our stock incentive plan is, and will continue to be, an important tool in attracting and retaining key personnel. As of the date of this proxy statement, we have issued options to purchase an aggregate of 1,345,746 of the 1,857,961 shares authorized and reserved for issuance under the Stock Option Plan, leaving 512,215 shares available for future option grants. Our board of directors desires to increase the number of shares authorized for issuance under the Stock Option Plan, principally to ensure sufficient flexibility in retaining and attracting key personnel as we pursue our growth objectives.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the shares of Direct Focus common stock present in person or represented by proxy at the annual meeting is required to approve the amendment. In the absence of contrary specifications, shares represented by proxies will be voted FOR approval of the amendment to out Stock Option Plan.

BOARD RECOMMENDATION

         Our board of directors unanimously recommends a vote FOR approval of the amendment to our Stock Option Plan.

SUMMARY DESCRIPTION OF OUR STOCK OPTION PLAN

         In 1995, our board of directors and shareholders adopted the Direct Focus, Inc. Stock Option Plan, which was amended in 1998 and 1999. The principal purpose of the Stock Option Plan is to enhance shareholder value by offering our employees, officers, directors and consultants a financial incentive to stimulate our continued growth and success. Our board of directors has reserved a total of 1,857,961 shares of Direct Focus common stock for issuance upon the exercise of options granted under the Stock Option Plan. The amendment, if approved, would increase this number by 500,000, to a total of 2,357,961 shares.

         As of April 15, 2000, options to purchase 439,052 shares of Direct Focus common stock were outstanding, of which options to purchase 180,133 shares were fully vested and exercisable. The weighted average exercise price of outstanding options was $11.90 per share, with actual exercise prices ranging between $0.24 and $23.56 per share.

         The current plan administrator is our board of directors, although the board may appoint a committee of two or more directors to administer the Stock Option Plan. The plan administrator may grant incentive stock options to any employee of Direct Focus or its subsidiaries and non-qualified stock options to any employee, officer, director or consultant of Direct Focus or its subsidiaries. The plan administrator has the exclusive authority to administer the Stock Option Plan in accordance with the terms thereof, including the authority to:

         - select which employees, if any, will be granted incentive stock options;

         - select which employees, officers, directors and/or consultants, if any, will be granted non-qualified stock options;

         -    specify the terms and conditions of each option granted;

         -    designate the number of shares subject to each option granted;

         - designate the exercise price of each option granted, which, for incentive stock options, must be at least equal to the fair market value of Direct Focus common stock on the grant date; and

         -    designate the vesting schedule.

         Unless the plan administrator establishes a shorter term or the holder of an incentive stock option dies or ceases to be an employee of Direct Focus or one of our subsidiaries, all incentive stock options granted to persons who beneficially own more than 10.0% of our outstanding common stock terminate five years after the grant date, and all other options terminate at most ten years after the grant date. If the holder of an incentive stock option dies or ceases to be an employee of Direct Focus or one of our subsidiaries due to a disability, his or her option will terminate six months after the date of death or cessation of employment. If the holder of an incentive stock option ceases to be an employee of Direct Focus or one of our subsidiaries for any reason other than a disability, the plan administrator may designate a termination date between 30 days and three months after the cessation of employment.

         The plan administrator is required to make proportional adjustments to the aggregate number of shares issuable under the Stock Option Plan and pursuant to outstanding options in the event of stock splits or other capital adjustments. In addition, certain corporate transactions, such as a merger or consolidation that would cause our shareholders to own less than a majority of the surviving entity, will cause all outstanding options to become immediately exercisable without regard for any vesting schedule or other vesting contingencies. Similarly, all outstanding options will become immediately exercisable if a person becomes the beneficial owner of 50.0% or more of our voting securities.

         Our board of directors may terminate, amend or suspend the terms of the Stock Option Plan at any time. However, our board may not take any of the following actions without obtaining shareholder approval within 12 months either before or after adopting a resolution authorizing such action:

         - increase the aggregate number of shares which may be issued under the Stock Option Plan;

         - materially modify the eligibility requirements for participation in the Stock Option Plan, or alter the class of persons eligible to receive incentive stock options under the

              Stock Option Plan;

         - materially increase the benefits accruing to participants under the Stock Option Plan; or

         - make any change in the terms of the Stock Option Plan that would cause outstanding incentive stock options to lose their qualification as such under Section 422 of the Internal Revenue Code.

         Under federal income tax law currently in effect, incentive stock option holders will recognize no income, and we will not be entitled to a deduction, upon grant or upon a proper exercise of an incentive stock option. The excess of the fair market value of the shares on the exercise date over the exercise price will, however, be taken into account in calculating the option holder's alternative minimum taxable income. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the grant date and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent of the lesser of the excess of the fair market value of the shares on the exercise date over the exercise price or the excess of the fair market value of the shares on the date of disposition over the employee's tax basis in the shares. If the employee disposes of the shares in a transaction in which loss would not be recognized, the amount realized will be taxable as ordinary compensation income to the extent that the fair market value of the shares on the exercise date exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, we would generally be entitled to a deduction to the extent the employee realized ordinary income.

         Under federal income tax law presently in effect, non-qualified stock option holders will not realize income until such holders exercise the option. At the time a non-qualified stock option is exercised, the holder will realize ordinary compensation income, and we will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Our deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the employee's tax basis in the shares will be taxable.

                       AMENDMENT TO THE DIRECT FOCUS, INC.
                            ARTICLES OF INCORPORATION
                                  (PROPOSAL 3)

THE PROPOSAL

         Our board of directors has unanimously approved an amendment to Article VII of our Articles of Incorporation to delete Section 7.1 thereof. Section 7.1 presently provides that, if shareholder action is taken with respect to certain matters, approval of the action requires the affirmative vote of at least two-thirds of the votes entitled to be cast. Specifically, Section 7.1 reads as follows:

               7.1 TO BE ADOPTED BY OUR SHAREHOLDERS, THE FOLLOWING ACTIONS MUST BE APPROVED BY TWO-THIRDS OF THE VOTES ENTITLED TO BE CAST:

                  (a)      AMENDMENT OF THE ARTICLES OF INCORPORATION;
                  (b)      A PLAN OF MERGER OR SHARE EXCHANGE;
                  (c) THE SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE CORPORATION'S ASSETS, OTHER THAN IN THE USUAL AND REGULAR COURSE OF BUSINESS; OR
                  (d)      DISSOLUTION OF THE CORPORATION.

         If our shareholders approve the proposal to eliminate Section 7.1, the default provisions of the Washington Business Corporation Act would govern voting with respect to each of the enumerated actions. Thus, such actions could be approved by a simple majority of the votes cast on the action at an annual or special shareholders' meeting.

REASONS FOR THE AMENDMENT

         Our adoption of this supermajority voting requirement in 1992 reflected widespread concern at the time over the use of abusive techniques by corporate "raiders" and others who engaged in hostile and non-negotiated attempts to acquire corporations to the disadvantage of the shareholders. A supermajority voting requirement was widely viewed as discouraging hostile tender offers, particularly those by which an outsider may acquire with a view to a subsequent business combination only that portion of a corporation's stock necessary to control the corporation or effect a business combination.

         More recently, the ability of boards of directors to exercise their fiduciary responsibilities to shareholders in the context of proposed acquisitions has been strengthened by the continuing development of basic principles of corporate law and practice. Further, some investors now view supermajority voting requirements as having the effect of insulating directors from a corporation's shareholders. Consequently, a number of corporations have determined that, regardless of the merits of a supermajority voting requirement in deterring coercive takeover attempts, principles of good corporate governance dictate that such a requirement be eliminated.

         Our board of directors also believes the proposal will facilitate more efficient and equitable corporate governance, as approval of certain corporate actions would be possible by a simple majority of votes cast on the action at an annual or special shareholders' meeting. As a result, holders of a minority of the voting power will no longer have de facto veto power over a business combination that is attractive or beneficial to the holders of a majority of our common stock.

VOTE REQUIRED

         Assuming a quorum is present at the special meeting, proposal 3 will be adopted if it receives the affirmative vote of two-thirds of the votes entitled to be cast on the proposal. In the absence of contrary specifications, shares represented by proxies will be voted FOR approval of the amendment to our Restated Articles of Incorporation

BOARD RECOMMENDATION

         Our board of directors unanimously recommends a vote FOR the approval of proposal 3, to amend our Articles of Incorporation to delete Section 7.1 thereof.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of April 10, 2000, by:
(1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock, and (4) all directors and executive officers as a group.

                                                                                  SHARES
                                                                            BENEFICIALLY OWNED
                                                                 -------------------------------------
 DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS(1)                  NUMBER           PERCENTAGE(2)
 -------------------------------------------------------------- ------------------  ------------------
 Brian R. Cook(3)                                                      638,671              6.1%
 Randal R. Potter(4)                                                   130,467              1.3
 Rod W. Rice(5)                                                        121,000              1.2
 C. Reed Brown(6)                                                       10,000               *
 Kirkland C. Aly(7)                                                      8,020               *
 C. Rowland Hanson(8)                                                   20,920               *
 Paul F. Little(9)                                                     514,800              4.9
 Roger J. Sharp(10)                                                     35,493               *
 Roland E. Wheeler(11)                                                 316,906              3.0
 All directors and executive officers as a group (9 persons)         1,796,277             17.3

*    Less than 1%.

(1) The address of all directors and executive officers is our address: 2200 N.E. 65th Avenue, Vancouver, Washington 98661.
(2) All percentages have been calculated assuming that 10,415,701 shares of our common stock are issued and outstanding. In accordance with SEC regulations, each percentage calculation with respect to a shareholder assumes the exercise of all outstanding options that such shareholder holds and that can be exercised within 60 days after the date of this proxy statement.
(3)     Includes 80,000 shares issuable upon the exercise of options.
(4)     Includes 16,667 shares issuable upon the exercise of options.
(5)     Includes 11,667 shares issuable upon the exercise of options.
(6)     Includes 10,000 shares issuable upon the exercise of options.
(7)     Includes 2,520 shares issuable upon the exercise of options.
(8)     Includes 20,920 shares issuable upon the exercise of options.
(9) Includes 2,520 shares issuable upon the exercise of options, and 202,810 shares held by Westover Investments, Inc., of which Mr. Little is the sole shareholder and director. Mr. Little's address is 2707 Carleton Street, SW Calgary, Alberta Canada T2T 3L1.
(10) Includes 2,520 shares issuable upon the exercise of options, 4,000 shares held by Mr. Sharp's spouse, 1,100 shares held jointly by Mr. Sharp and Mr. Sharp's children, 1,400 shares held in trust for the children with Mr. Sharp as Co-Trustee, and 7,850 shares held jointly with Mr. Sharp's spouse.
(11) Includes 2,520 shares issuable upon the exercise of options and 17,500 shares held by Mr. Wheeler's daughter.

                               EXECUTIVE OFFICERS

         The following table identifies our current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The board of directors elects all officers, who hold office until their respective successors are elected and qualified.

                                                                                  Position
Name                 Age    Position(s) With Direct Focus                        Held Since
----------------     ---    -----------------------------                        ----------
Brian R. Cook        50     President and Chief Executive Officer, Director        1986
Randal R. Potter     32     Vice President of Marketing                            1995
Rod W. Rice          36     Chief Financial Officer, Treasurer and Secretary       1995

         For information on Brian R. Cook's business background, see "Nominees for Director" above.

         For information on Randal R. Potter's business background, see "Nominees for Director" above.

        ROD W. RICE joined Direct Focus in 1994 as Controller and was named Chief Financial Officer, Treasurer and Secretary in 1995. From 1992 to 1994, Mr. Rice was an auditor with Deloitte & Touche LLP. Mr. Rice received his B.S. in Business Administration, with a major in Accounting and Economics, from Portland State University. He is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding the compensation we paid to our Chief Executive Officer and other executive officers whose salary and bonus together exceeded $100,000 in 1999 and 1998. These individuals are referred to collectively in this proxy statement as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                             --------------------------------------------------------
                                                                                    SECURITIES
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)(1)     BONUS ($)(2)    UNDERLYING OPTIONS (#)
------------------------------- ---------- ----------------- ----------------- ----------------------
Brian R. Cook, President &          1999        $225,000          $225,000              -
   CEO                              1998        $175,000          $175,000            30,000

Randal R. Potter, Vice              1999        $150,000          $150,000            10,000
   President, Marketing             1998        $105,000          $105,000            20,000

Rod W. Rice, Chief                  1999        $120,000          $120,000            10,000
   Financial Officer, Treasurer     1998         $90,000           $90,000            25,000
   and Secretary

(1) In February 2000, the board of directors approved salary increases for each of the Named Executive Officers. The 2000 salaries for Messrs. Cook, Potter and Rice are $295,000, $195,000 and $160,000, respectively.
(2) The board of directors has sole discretion in establishing bonus awards. All bonuses awarded in 1999 and 1998 were in accordance with the performance-based criteria established by the board of directors in February 1999 and February 1998, respectively.

OPTION GRANTS

         The following table sets forth information concerning stock option grants to the Named Executive Officers during 1999.

                         OPTION GRANTS IN 1999

                                               INDIVIDUAL GRANTS                              GRANT DATE VALUE
                     ----------------------------------------------------------------------- --------------------
                       NUMBER OF
                       SECURITIES         % OF TOTAL
                       UNDERLYING     OPTIONS GRANTED TO
                        OPTIONS           EMPLOYEES           EXERCISE                           GRANT DATE
         NAME         GRANTED(1)(#)       IN 1999(2)      PRICE ($/SH)(3)   EXPIRATION DATE   PRESENT VALUE(4)($)
-------------------- ---------------- ------------------- ----------------- ---------------- --------------------

Brian R. Cook              -                  -                 N/A               N/A               N/A

Randal R. Potter         10,000              5.9%              $20.50          6/26/2004          $120,900

Rod W. Rice              10,000              5.9%              $20.50          6/26/2004          $120,900

(1) The options were granted on June 26, 1999. Mr. Potter's and Mr. Rice's options vest in one-third increments on each of the first three anniversaries of the grant date.
(2) During 1999, the board of directors granted options to purchase a total of 169,680 shares of Direct Focus common stock.
(3) The exercise price per share equaled the price of the shares we sold on May 5, 1999 as part of our initial U.S. public offering of shares. The price of the stock on the option grant date was below the grant price. The exercise price may be adjusted only upon the occurrence of specific events that would dilute our share capital.
(4) The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) no dividend yield; (c) a risk-free interest rate of 6.4%; and (d) an expected volatility of 60%.

         The following table summarizes the number and value of options exercised by the Named Executive Officers during 1999 and the value of options held by such persons as of December 31, 1999.

                     AGGREGATED OPTION EXERCISES IN 1999 AND
                             YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                       OPTIONS AT YEAR END (#)      MONEY OPTIONS AT YEAR END ($)
                                                    --------------------------------------------------------------
                         SHARES
                       ACQUIRED ON       VALUE
        NAME           EXERCISE(#)    REALIZED ($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
--------------------- -------------- -------------- -------------- --------------- -------------- ----------------

Brian R. Cook                 --      $        --        80,000              --     $ 2,033,400     $        --

Randal R. Potter          75,000      $   333,688        39,166          23,334     $ 1,024,860     $   380,915

Rod W. Rice               46,666      $   100,705        21,667          26,667     $   549,960     $   458,008

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         BRIAN R. COOK is employed as our President and Chief Executive Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Cook Agreement"). Mr. Cook's current salary is $295,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Cook Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Cook Agreement by providing Mr. Cook with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Cook during the remaining term of his employment would become immediately due and payable.

         RANDAL R. POTTER is employed as our Vice President of Marketing pursuant to an employment agreement dated as of January 1, 1998 (the "Potter Agreement"). Mr. Potter's current salary is $195,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Potter Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Potter Agreement by providing Mr. Potter with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Potter during the remaining term of his employment would become immediately due and payable.

         ROD W. RICE is employed as our Chief Financial Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Rice Agreement"). Mr. Rice's current salary is $160,000 per year, and is subject to increase at the discretion of the board of directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Rice Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. We may terminate the Rice Agreement by providing Mr. Rice with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Rice during the remaining term of his employment would become immediately due and payable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our board of directors did not have a compensation committee in 1999. During 1999, director Brian R. Cook, who is also our President and Chief Executive Officer, participated in board deliberations regarding the compensation of all executive officers other than himself.

                        REPORT ON EXECUTIVE COMPENSATION

         The following report of our board of directors describes the compensation policies and rationale with respect to our executive officers during 1999. The information contained in the report shall not be deemed "soliciting material" or "filed with the SEC," and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate such information by reference.

         Our board of directors administers our executive compensation program. As part of its mandate, the board is responsible for: (1) determining the most effective overall executive compensation strategy based upon our needs and consistent with shareholder interests; (2) administering our executive compensation program and policies; (3) monitoring our performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted.

         COMPENSATION PHILOSOPHY

         The board's executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate performance, and is supplemented by long-term incentives in the form of stock options. Historically, as an executive officer's level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock options. The board of directors believes that this compensation program increases the mutuality of interest between our executive officers and shareholders. In 1999, stock options granted to the named executive officers were substantially reduced as each has a substantial ownership interest in Direct Focus giving them long-term performance incentive. In 1999, the board retained two independent compensation consultants to supply the board with competitive compensation information to facilitate the establishment of executive compensation levels for 2000. The Board established executive compensation for 2000 within the guidelines of the independent consultants.

         BASE SALARY

         The board of directors sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized corporations in the direct marketing and fitness industries. The board of directors approves base salary ranges for our executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the board of directors establishes a base salary for each executive officer based on individual performance, the executive officer's level of responsibility and the importance of the position to us. In 1999 two independent compensation consultants were retained to advise the board concerning wages for the executive officers.

         ANNUAL BONUS

         In the first quarter of each year, the board of directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the board of directors evaluates corporate performance in light of these goals. If we meet or surpass the pre-established performance goals, the board of directors generally will award a bonus to each executive officer equal to 100.0% of his base salary. However, the board of directors has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers based, whether or not we achieve our performance goals. In 1999, we surpassed our performance goals and each of our executive officers were awarded a 100.0% annual bonus.

         STOCK OPTIONS

         Our board of directors views stock options as the key long-term element in its performance-based executive compensation program. Our board of directors grants stock options to our executive officers based on the board's estimation of each executive officer's contribution to our long-term growth and profitability. Generally, each stock option granted to an executive officer has an exercise price equal to the market price on the grant date and vests in one-third increments over a three-year period. In 1999, stock options granted to the named executive officers were substantially reduced as each has a substantial ownership interest in Direct Focus giving them long-term performance incentive. See "Option Grants in Last Fiscal Year" for a summary of options granted to our executive officers during 1999.

         OTHER BENEFITS

         We also have various broad-based employee benefit plans. Executive officers participate in these plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees.

         DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. We generally do not expect any of our employee's salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant stock options that meet those requirements so that we may fully deduct option compensation recognized by an optionee.

1999 COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The board of directors established Mr. Cook's 1999 base salary of $225,000 in the manner described in "Base Salaries" above with respect to all executive officers. Mr. Cook earned a $225,000 annual bonus based on corporate and individual performance as described in "Annual Bonus" above.

SUBMITTED BY THE BOARD OF DIRECTORS:

         Kirkland C. Aly            Paul F. Little
         C. Reed Brown              Roger J. Sharp
         Brian R. Cook              Roland E. Wheeler
         C. Rowland Hanson

         PERFORMANCE GRAPH

         Set forth below is a line graph and table comparing the cumulative total shareholder return of our common stock with the cumulative total return of the NASDAQ Index and the Russell 2000 Index of small cap stocks for the period commencing on May 5, 1999 (the date of our initial U.S. public offering) and ending on December 31, 1999. The graph assumes that $100 was invested in our common stock at the initial United States public offering price ($20.50) and each index on May 5, 1999. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

[CHART]


  Company/Index              May 5, 1999   June 30, 1999   Sept 30, 1999   Dec 31, 1999
  -------------              -----------   -------------   -------------   ------------

  Direct Focus...........        100         101.83             92.07          135.37
  NASDAQ.................        100         108.09            110.50          163.75
  Russell 2000...........        100         105.80             98.78          116.68

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We acquired the rights to our Bowflex technology from Tessema D. Shifferaw, the inventor of the technology and an original shareholder, pursuant to an agreement that provides for royalty payments to Mr. Shifferaw equal to 3.0% of the net sales of our Bowflex products. Our typical royalty fees with independent third parties range between 3.0% and 5.0% of net product sales. We paid approximately $2.8 million to Mr. Shifferaw in 1999. In 1992, before the Company's common stock was publicly traded, Mr. Shifferaw negotiated a separate royalty-based agreement with Brian R. Cook and Roland E. Wheeler to induce them to continue their employment with us. Under this agreement, Mr. Shifferaw is obligated to pay Messrs. Cook and Wheeler 40.0% (20.0% each) of annual royalties in excess of $90,000. For 1999, Messrs. Cook and Wheeler each received $545,023 from Mr. Shifferaw under this arrangement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers and directors, we believe that all Section 16(a) filing requirements during 1999 were met.

                              SHAREHOLDER PROPOSALS

         To be included in our 2001 proxy statement, we must receive all shareholder proposals intended to be presented at our 2001 annual meeting of shareholders at our principal executive office no later than February 24, 2001. Our amended and restated bylaws require shareholders to deliver proposals they intend to present at our 2001 annual meeting to our principal executive office no later than sixty calendar days, and no earlier than 90 calendar days, prior to the first anniversary of our 2000 annual meeting.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We employed Deloitte & Touche LLP as our independent accountants during 1999. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. Each representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and each representative will be available to respond to appropriate stockholder questions.

                          TRANSACTION OF OTHER BUSINESS

         As of the date of this proxy statement, the board of directors is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

         Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

                                By the Order of the Board of Directors:

                                /s/ Rod W. Rice
                                ------------------------------------------------
                                Rod W. Rice
                                Chief Financial Officer, Treasurer and Secretary
                                Dated: May 1, 2000.

                               DIRECT FOCUS, INC.
                           (FORMERLY: BOW FLEX, INC.)
                                STOCK OPTION PLAN

         June 20, 1995, as amended June 30, 1998, and February 20, 1999

1.   STATEMENT OF PURPOSE

     1.1 The principal purposes of this Stock Option Plan (the "Plan") are to secure to Direct Focus, Inc. (the "Company") the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors and consultants responsible for the continued success of the Company and to create in such individuals a proprietary interest in, and a greater concern for, the welfare of the Company through the grant of options to acquire shares of the common stock of the Company (the "Common Stock"). Each incentive stock option ("ISO") granted hereunder is intended to constitute an "incentive stock option", as such term is defined in Section 422 of the United States Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), and this Plan and each such ISO are intended to comply with all of the requirements of said Section 422 and of all other provisions of the Code applicable to incentive stock options and to plans issuing the same. Each non-statutory stock option ("Non-ISO") granted hereunder is intended to constitute a non-statutory stock option that does not comply with the requirements of Section 422 of the Code. ISOs and Non-ISOs shall sometimes hereinafter be referred to collectively as "Options". The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest calibre by offering to them an opportunity to share in any increase in the value of the Common Stock to which such personnel have contributed.

2.   ADMINISTRATION

     2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of the Board appointed in accordance with Section 2.2 or 2.4.2 below (the Board, or such committee, if appointed, will be referred to in this Plan as the "Committee").

     2.2 The Board may at any time appoint a Committee, consisting of not less than two (2) of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies, however caused, and/or remove all members of the Committee and thereafter directly administer the Plan.

     2.3 A majority of the members of the Committee shall constitute a quorum and, subject to the limitations in this Section 2, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee who are not Disinterested Persons (as defined in Section 2.5) may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).

     2.4  The Committee shall have the authority to do the following:

          2.4.1 To administer the Plan in accordance with its express terms;

          2.4.2 To determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the value of the Common Stock;

          2.4.3 To correct any defect, supply any information or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

          2.4.4 To prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

          2.4.5 To determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for purposes of the Plan;

          2.4.6 To do the following with respect to the granting of Options: (a) based on the eligibility criteria in Section 3 below, to determine the employees, officers, directors or consultants to whom Options shall be granted; (b) to determine whether such Options shall be ISOs or Non-ISOs;
     (c) to determine the terms and provisions of the Option Agreement, as defined in Section 5 below, to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement), and, with the consent of such Optionee and with the prior consent of The Toronto Stock Exchange, to modify and amend such terms and provisions; (d) to determine when such Options shall be granted; (e) to determine the number of shares of Common Stock subject to each Option; and

          2.4.7 To make all other determinations necessary or advisable for administration of the Plan.

     2.5 The Committee's exercise of the authority set out in Section 2.6 shall be consistent with the intent that the ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that the Non-ISOs shall not be so qualified. All determinations made by the Committee in good faith on matters referred to in Section 2.6 shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of The Toronto Stock

Exchange (the "TSE") governing the granting of the stock options for so long as the Common Stock is listed on the TSE.

3.   ELIGIBILITY

     3.1 ISOs may be granted to any employee of the Company or of an Affiliate of the Company, as defined in Section 3.2 below. Non-ISOs may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or of an Affiliate of the Company. Each employee, officer, director or consultant selected by the Committee to receive an Option shall sometimes hereinafter be referred to as an "Optionee".

     3.2 As used in this Plan, an "Affiliate" of a corporation shall refer to a "parent corporation" of such corporation as described in Section 424(e) of the Code or a "subsidiary corporation" of such corporation as described in Section 424(f) of the Code. 3.3 An Optionee who is not an employee of the Company or of an Affiliate of the Company shall not be eligible to receive an ISO under the Plan and no ISOs shall be granted to any such non-employee Optionee.

     3.4 No Option shall be granted hereunder to any Optionee unless the Committee shall have determined, based on the advice of counsel, that the grant of such Option (and the exercise thereof by the Optionee) will not violate the securities law of the jurisdiction where the Optionee resides.

4.   SHARES SUBJECT TO THE PLAN

     4.1 The Committee, from time to time, may provide for the option and sale in the aggregate of up to 1,857,961 shares of Common Stock, to be made available from authorized, but unissued, or re-acquired shares of Common Stock. The number of such shares shall be adjusted so as to take account of the events referred to in Section 10 hereof. Notwithstanding the foregoing, for so long as the Company's Common Stock is listed on the TSE, the maximum number of shares of Common Stock which may be reserved for issuance under Options granted to any one person under the Plan, shall not exceed five percent (5%) of the Common Stock outstanding (on a non-diluted basis) less the aggregate number of shares of Common Stock reserved for issuance to such person under any other option to purchase Common Stock from treasury granted as a compensation or incentive mechanism.

     4.2 Upon exercise of an Option, the number of shares of Common Stock thereafter available under the Plan and under the Option shall decrease by the number of shares as to which the Option was exercised.

     4.3 If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

     4.4 The Company will at all times during the term of this Plan reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

     4.5 Except with the further approval of the shareholders of the Company given by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Company, excluding the votes of Insiders (as defined in section 4.6), such approval not being sought at the time of adoption of this Plan, the Company may not cause:

          4.5.1 The number of shares of Common Stock reserved for issuance pursuant to Options granted to Insiders (as defined in section 4.6 hereof) to exceed 15% of the Outstanding Issue (as defined in section 4.7);

          4.5.2 the issuance to Insiders, within a one-year period, of shares of Common Stock under Share Compensation Arrangements (as defined in section 4.8) to exceed 15% of the Outstanding Issue; and

          4.5.3 subject always to section 4.1 of this Plan, the issuance to any one Insider and such Insider's Associates (as defined in Section 1(1) of the SECURITIES ACT (Ontario), within a one-year period, of shares of common stock under share compensation arrangements to exceed 5% of the outstanding issue. Any entitlement granted prior to a participant becoming an insider of the Company shall be excluded in determining the number of common shares issuable to insiders.

     4.6 "Insider" means: (i) an insider as defined under Section 1(1) of the SECURITIES ACT (ONTARIO), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and (ii) an associate as defined under Section 1(1) of the SECURITIES ACT (ONTARIO) of any person who is an insider by virtue of (i) above.

     4.7 "Outstanding Issue" means number of shares of Common Stock that are outstanding immediately prior to the share issuance or grant of option in question, excluding shares issued pursuant to Share Compensation Arrangements over the preceding one year period.

     4.8 "Share Compensation Arrangements" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares of Common Stock, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise.

5.   OPTION TERMS

     5.1 With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in a written agreement (the "Option Agreement") to be executed by the Company and the Optionee:

          5.1.1 Whether such Option is an ISO or a Non-ISO;

          5.1.2 The number of shares of Common Stock subject to purchase pursuant to such Option;

          5.1.3 The date on which the grant of such Option shall be effective (the "Date of Grant");

          5.1.4 The period of time during which such Option shall be exercisable, which shall in no event be more than ten (10) years following its Date of Grant; provided, however, that if an ISO is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, the period of time during which such Option shall be exercisable shall in no event be more than five (5) years following its Date of Grant;

          5.1.5 The price at which such Option shall be exercisable by the Optionee (the "Option Price"); provided, however, that the Option Price specified in ISOs shall in no event be less than the Fair Market Value (as defined in Section 5.2 below) on the Date of Grant, of the shares of Common Stock subject thereto; and provided further that, if such Option is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price specified in such Option shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the Common Stock subject thereto;

          5.1.6 Any vesting schedule upon which the exercise of an Option is contingent; provided that the Committee shall have complete discretion with respect to the terms of any vesting schedule upon which the exercise of an Option is contingent, including, without limitation, discretion: (a) to allow full and immediate vesting upon grant of such Option; (b) to permit partial vesting in stated percentage amounts based on the length of the holding period of such Option; or (c) to permit full vesting after a stated holding period has passed; and

          5.1.7 Such other terms and conditions as the Committee deems advisable and as are consistent with the purpose of this Plan.

     5.2 "Fair Market Value" means, with respect to a share of Common Stock subject to Option, the closing price of the Common Stock on the Toronto Stock Exchange on the trading day immediately preceding the date of grant or if there were no trades in the Common Stock on the day immediately preceding the grant, the average of the bid and ask price for that day, or, if the Common Stocks are not listed on such exchange, on such other exchange or exchanges on which the Common Stock are listed. If no Common Shares have been traded on such day, the Fair Market Value shall be established on the same basis on the last previous day for which a trade was reporting by such exchange. If the Common Stock are not listed and posted for trading on such exchange, on such day, the Fair Market Value shall be such price per Common Stock as the Committee, acting in good faith, may determine.

     5.3  No Option granted under the Plan shall be exercisable more than ten
(10) years following said date. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

     5.4 The Option Agreement for any Option granted to a person who, on the Date of Grant, is subject to Section 16 of the Exchange Act shall provide that at least six (6) months must elapse from the Date of Grant of the Option to the date of disposition, as defined in Section 424(c) of the Code, of the Common Stock issued upon exercise of such Option.

6.   LIMITATION ON GRANTS OF OPTIONS

     6.1 In the event that the aggregate fair market value of Common Stock and other stock with respect to which ISOs granted to an Optionee under this Plan or incentive stock options granted to such Optionee under any other plan of the Company or any of its Affiliates are exercisable for the first time during any calendar year, exceeds the maximum permitted under Section 422(d) of the Code, then to the extent of such excess such Options shall be treated as Non-ISOs.

7.   EXERCISE OF OPTION

     7.1 Subject to any limitations or conditions imposed upon an Option pursuant to Section 5 above, an Optionee may exercise an Option, or any part thereof (unless partial exercise is specifically prohibited by the terms of the Option), by giving written notice thereof to the Company at its principal place of business.

     7.2 The notice described in Section 7.1 shall be accompanied by full payment of the Option Price to the extent the Option is so exercised, and full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement. Such payment shall be:

          7.2.1 In lawful money of the United States in cash or by cheque; or

          7.2.2 At the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; or

          7.2.3 At the discretion of the Committee, by any combination of Sections 7.2.1 or 7.2.2, provided however that no financial assistance will be provided to an Optionee by the Company to exercise the Option.

     7.3 As soon as practicable after exercise of an Option in accordance with Sections 7.1 and 7.2 above, the Company shall issue a stock certificate evidencing the Common Stock with respect to which the Option has been exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

8.   TRANSFERABILITY OF OPTIONS

     8.1 Except as provided otherwise in this Section 8, no option shall be transferable or exercisable by any person other than the Optionee to whom such Option was originally granted.

     8.2 If an Optionee to whom an ISO has been granted (an "ISO Optionee") ceases to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's death, any ISOs held by such Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution (such person or persons are sometimes herein referred to collectively as the "Qualified Successor" of the Optionee), and shall be exercisable by the Qualified Successor on the earlier of six (6) months following such death and ten (10) years from the Date of Grant.

     8.3 If the employment of an ISO Optionee is terminated by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, any ISO held by such Optionee that could have been exercised immediately prior to such termination of employment shall be exercisable by such Optionee, or, if a guardian (the "Guardian") is appointed for such Optionee, by the Guardian of such Optionee on the earlier of twelve (12) months following the termination of employment of such Optionee and ten (10) years from the Date of Grant.

     8.4 If an ISO Optionee who has ceased to be employed by the Company or by any Affiliate of the Company by reason of such Optionee's disability, as defined in Section 22(e)(3) of the Code, dies within six (6) months after the termination of such employment, any ISO held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor on the earlier of six (6) months following the termination of employment of such Optionee and ten (10) years from the Date of Grant.

     8.5 If an Optionee to whom a Non-ISO has been granted dies, any Non-ISO held by such Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution, and shall be exercisable by such person or persons in accordance with the terms of the applicable Option Agreement.

     8.6 Options held by a Qualified Successor or exercisable by a Guardian shall, during the period prior to their termination that such Options are held by the Qualified Successor or exercisable by the Guardian, continue to vest in accordance with any vesting schedule under Section 5.1.6 to which such Options are subject.

     8.7 In the event that two or more persons constitute the Qualified Successor or the Guardian of an Optionee, all rights of such Qualified Successor or such Guardian shall be exercisable, if at all, by the unanimous agreement of such persons.

     8.8 Employment shall be considered as continuing intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, for so long as the Optionee's right to re-employment with the Company or an Affiliate thereof is guaranteed either by statute or by contract. If the period of such leave exceeds ninety (90) days and his or her re-employment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first (91st) day of such leave.

9.   TERMINATION OF OPTIONS

     To the extent not earlier exercised, an Option shall terminate at the earliest of the following dates:

     9.1 The termination date specified for such Option in the respective Option Agreement;

     9.2 With respect to ISOs, six (6) months after the date of termination of the Optionee's employment with the Company or any Affiliate of the Company by reason of such Optionee's disability (within the meaning of Section 22(e)(3) of the Code) or such Optionee's death;

     9.3 With respect to ISOs, thirty (30) days, or at the discretion of the Committee up to three (3) months, after the date of termination of the Optionee's employment with the Company or any Affiliate of the Company for any reason other than disability (within the meaning of Section 22(e)(3) of the Code) or death;

     9.4 The date of any sale, transfer or hypothecation, or any attempted sale, transfer or hypothecation, of such Option in violation of Section 8.1 above; or

     9.5 The date specified in Section 10.2 below for such termination in the event of a Terminating Event.

10.  ADJUSTMENTS TO OPTIONS

     10.1. In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend or otherwise, then the Committee shall make such adjustments to this Plan and to the Options then outstanding and thereafter granted under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation: (a) a change in the number or kind of shares of stock of the Company covered by such Options; and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of the existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For the purposes of this Section 10.1, neither: (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services); nor (ii) the conversion of outstanding preferred shares of the Company into Common Stock shall be deemed material alterations of the capital structure of the Company. In the event the Committee shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event as defined in Section 10.2 below.

     10.2 Subject to Section 10.3, all Options granted under the Plan shall terminate upon the occurrence of any of the following events (the "Terminating Events"): (a) the dissolution or liquidation of the Company; or (b) a material change in the capital structure of the Company that is subject to this Section
10.2 by virtue of the last sentence of Section 10.1 above.

     10.3 The Committee shall give notice to Optionees not less than thirty (30) days prior to the consummation of: (a) a Terminating Event as defined in Section
10.2 above; (b) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation; or (c) the sale or other disposition of all or substantially all of the assets of the Company. Upon the giving of such notice, all Options granted under the Plan shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject.

     10.4 All Options granted under the Plan shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject, upon the occurrence of any event whereby any person or entity, including any "person" as such term is used in
Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner", as defined in the Exchange Act, of Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company.

     10.5 In the event of a reorganization as defined in this Section 10.5 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization, then the plan or agreement respecting the reorganization shall include appropriate terms providing for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code. For purposes of this Section 10.5, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

     10.6 The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that, without the consent of the Optionee with respect to any Option, the Committee shall not accelerate the date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-ISO pursuant to Section 12 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6 above.

     10.7 Adjustments and determinations under this Section 10 shall be made by the Committee (upon the advice of counsel), whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

11.  TERMINATION AND AMENDMENT

     11.1 Unless earlier terminated as provided in Section 10 above, the Board may at any time terminate, suspend or amend the terms of the Plan in accordance with applicable legislation, and subject to any required approval; provided, however, that, except as provided in Section 10 above, the Board may not do any of the following without obtaining, within twelve (12) months either before or after the Board's adoption of a resolution authorizing such action, approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws or by the written consent of the holders of a majority of the securities of the Company entitled to vote:

          11.1.1 Increase the aggregate number of shares which may be issued under the Plan;

          11.1.2 Materially modify the requirements as to eligibility for participation in the Plan, or change the designation of the employees or class of employees eligible to receive ISOs under the Plan;

          11.1.3 Materially increase the benefits accruing to participate under the Plan; or

          11.1.4 Make any change in the terms of the Plan that would cause the ISOs granted hereunder to lose their qualification as incentive stock options under Section 422 of the Code.

     11.2 No Option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

12.  CONVERSION OF ISOS INTO NON-ISOS

     At the written request of any ISO Optionee, the Committee may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or of an Affiliate of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-ISOs and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

13.  CONDITIONS UPON ISSUANCE OF SHARES

     13.1 Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company.

     13.2 As a condition to the exercise of any Option, the Company may require the participant exercising the Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representations and warranties are required by any relevant provision of law.

     13.3 The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

14.  USE OF PROCEEDS

     Proceeds from the sale of Common Stock pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

15.  NOTICES

     All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given (in which case notice shall be deemed to have been duly given on the date of such service), or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the third (3rd) postal delivery day following the date of such mailing.

16.  MISCELLANEOUS PROVISIONS

     16.1 Optionees shall be under no obligation to exercise Options granted under this Plan.

     16.2 Nothing contained in this Plan shall obligate the Company to retain an Optionee as an employee, officer, director or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

     16.3 The provisions of this Plan, each Option issued to an Optionee under the Plan and each Option Agreement shall be binding upon such Optionee, the Qualified Successor or Guardian of such Optionee, and the heirs, successors and assigns of such Optionee.

     16.4 Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

17.  EFFECTIVE DATE OF PLAN AND AMENDMENTS

     17.1 This Plan was adopted by the Board of Directors on February 27, 1998 and approved by the Shareholders of the Company on May 8, 1998.

                               DIRECT FOCUS, INC.

        Proxy for Annual Meeting of Shareholders to be Held June 26, 2000

         The undersigned hereby names, constitutes and appoints Brian R. Cook and Rod W. Rice, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Direct Focus, Inc., to be held at 10:00 a.m. PDT on Monday, June 26, 2000, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 27, 2000, with all the powers that the undersigned would possess if he were personally present.

1.       PROPOSAL 1: Election of Directors
         / /      FOR all nominees named below
         / /      WITHHOLD AUTHORITY for all nominees named below

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH NOMINEE'S NAME)

                  Kirkland C. Aly       Paul F. Little       Roland E. Wheeler
                  Brian R. Cook         Randal R. Potter
                  C. Rowland Hanson     Roger J. Sharp

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
         NOMINEES NAMED ABOVE.                                ---

2. PROPOSAL 2 - to amend the Direct Focus, Inc. Stock Option Plan to increase the number of shares authorized for issuance by 500,000 shares.

         FOR PROPOSAL 2 / /   AGAINST PROPOSAL 2 / /   ABSTAIN ON PROPOSAL 2 / /

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2
                                                              ---

3. PROPOSAL 3 - to amend the Direct Focus, Inc. Articles of Incorporation to delete Article VII, Section 7.1 thereof and eliminate the supermajority voting requirement with respect to certain matter.

         FOR PROPOSAL 3 / /   AGAINST PROPOSAL 3 / /   ABSTAIN ON PROPOSAL 3 / /

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3
                                                              ---

4. Upon such other matters as may properly come before, or incident to the conduct of the annual meeting, the Proxy holders shall vote in such manner as they determine to be in our best interests. Management is not presently aware of any such matters to be presented for action at the annual meeting.

OUR MANAGEMENT IS SOLICITING THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEM, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                   Dated
                                         --------------------------------------


                                   --------------------------------------------
                                   Shareholder (PRINT NAME)


                                   --------------------------------------------
                                   Shareholder (SIGN NAME)

                                 I DO / / DO NOT / / PLAN TO ATTEND THE MEETING.

                                 The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 2200 N.E. 65th Avenue, Vancouver, Washington 98661, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.